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                                                                     Exhibit 5.2

                                    October 29, 2003

Newcastle Investment Corp.
1251 Avenue of the Americas
16th Floor
New York, New York 10020

      Re:   Newcastle Investment Corp.
            Registration Statement on Form S-3

Ladies and Gentlemen:

      We have acted as special New York counsel to Newcastle Investment Corp., a Maryland corporation (the "Company"), in connection with the registration statement on Form S-3, Registration No. 333-109597 (the "Registration Statement"), to be filed by the Company with the Securities and Exchange Commission (the "Commission") on the date hereof under the Securities Act of 1933, as amended (the "Act"). The Registration Statement relates to the issuance and sale from time to time, pursuant to Rule 415 of the rules and regulations under the Act, of securities of the Company for aggregate proceeds of up to $750,000,000, consisting of: shares of common stock, $0.01 par value per share (the "Common Stock"); shares of preferred stock, $0.01 par value per share (the "Preferred Stock"); depositary shares representing shares of Preferred Stock (the "Depositary Shares"); senior debt securities (the "Senior Debt Securities"); subordinated debt securities (the "Subordinated Debt Securities" and, together with the Senior Debt Securities, the "Debt Securities"); and warrants to purchase debt or equity securities (the "Debt Warrants" and the "Stock Warrants", respectively, and together, the "Warrants"). The Senior Debt Securities and the Subordinated Debt Securities are to be issued under the Senior Indenture, proposed to be entered into between the Company and the trustee to be named therein, and the Subordinated Indenture, proposed to be entered into between the Company and the trustee to be named therein, respectively, a form of each of which is each filed as an exhibit to the Registration Statement (collectively, the "Indentures" and each trustee, a "Trustee"). The Warrants are to be issued pursuant to a Warrant Agreement, proposed to be entered into between the Company and a warrant agent to be named therein (the "Warrant Agent"), a form of which is filed as an exhibit to the
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Newcastle Investment Corp.
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Registration Statement (the "Warrant Agreement"). The Common Stock, Preferred
Stock, Depositary Shares, Debt Securities and Warrants are collectively referred to herein as the "Offered Securities".

      This opinion is being furnished in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Act.

      In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement; (ii) a form of Senior Indenture; (iii) a form of Subordinated Indenture; and (iv) a form of Warrant Agreement. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

      In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of executed documents or documents to be executed, we have assumed that the parties thereto, including the Company, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and, as to parties other than the Company, the validity and binding effect on such parties. We have also assumed that the Company has been duly organized and is validly existing in good standing under the laws of the state of Maryland and that the Company has complied and will comply with all aspects of applicable laws of jurisdictions other than the United States of America and the State of New York in connection with the transactions contemplated by the Indentures, the Warrant Agreement and the Registration Statement. We have also assumed that the indentures and the warrant agreement will be executed and delivered in substantially the forms reviewed by us. We have also assumed that the choice of New York law to govern the Indentures and the Warrant Agreement is a valid and legal provision. We have also assumed that the Indentures and the Warrant

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Newcastle Investment Corp.
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Agreement will be duly authorized, executed and delivered by the Trustees and the Warrant Agent, respectively, and that any Debt Securities or Warrants that may be issued will be manually signed or countersigned, as the case may be, by duly authorized officers of the Trustees and Warrant Agent, respectively. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

      Our opinions set forth herein are limited to the laws of the State of New York which are normally applicable to transactions of the type contemplated by the Registration Statement and, to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as "Opined on Law"). We do not express any opinion with respect to the law of any jurisdiction other than Opined on Law or as to the effect of any such non opined law on the opinions herein stated. The Offered Securities may be issued from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations under the Act, as in effect on the date hereof.

      Based upon and subject to the foregoing and the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

      1. With respect to any series of Debt Securities (the "Offered Debt Securities"), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act and the applicable Indenture has been qualified under the Trust Indenture Act of 1939, as amended; (ii) an appropriate prospectus supplement or term sheet with respect to the Offered Debt Securities has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder; (iii) if the Offered Debt Securities are to be sold pursuant to a firm commitment underwritten offering, an underwriting agreement with respect to the Offered Debt Securities has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Board of Directors of the Company, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the Offered Debt Securities and related matters; (v) the terms of the Offered Debt
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Newcastle Investment Corp.
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Securities and of their issuance and sale have been duly established in conformity with the applicable Indenture so as not to violate any applicable law, the Articles of Amendment and Restatement of the Company, the Articles or the By-laws of the Company as currently in effect (the "By-laws"), or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vi) the Offered Debt Securities have been duly executed and authenticated in accordance with the provisions of the applicable Indenture and duly delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor, the Offered Debt Securities, when issued and sold in accordance with the applicable Indenture and the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), (c) public policy considerations which may limit the rights of the parties to obtain further remedies, and (d) the waivers of any usury defense contained in the Indentures which may be unenforceable.

      2. With respect to any series of Warrants (the "Offered Warrants"), when
(i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act; (ii) an appropriate prospectus supplement or term sheet with respect to the Offered Warrants has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder; (iii) if the Offered Warrants are to be sold pursuant to a firm commitment underwritten offering, an underwriting agreement with respect to the Offered Warrants has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Board of Directors of the Company, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance of the Offered Warrants and related matters; (v) the terms of the Offered Warrants and of their issuance and sale have been duly established in conformity with the Warrant Agreement so as not to violate any applicable law, the Articles or By-laws or result in a default under or breach of any agreement or
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Newcastle Investment Corp.
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instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company by the Company and the Warrant Agent; and (vi) the Offered Warrants have been duly executed, delivered and countersigned in accordance with the provisions of the Warrant Agreement and duly issued and sold in the manner contemplated in the Registration Statement or any prospectus supplement or term sheet relating thereto, the Offered Warrants, when issued and sold in accordance with the Warrant Agreement and the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except to the extent that enforcement thereof may be limited (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) and (c) public policy considerations which may limit the rights of the parties to obtain further remedies.

      In rendering the opinions set forth above, we have assumed that the execution and delivery by the Company of the Senior Indenture, the Subordinated Indenture and the Warrant Agreement and the performance by the Company of its obligations thereunder do not and will not violate, conflict with or constitute a default under any agreement or instrument to which the Company or its properties is subject, except for those agreements and instruments that are listed in Part II of the Registration Statement or the Company's Annual Report on Form 10-K for the year ended December 31, 2002. In addition, we do not express any opinion as to whether the execution or delivery by the company of the Senior Indenture, the Subordinated Indenture and the Warrant Agreement or the performance by the Company of its obligations thereunder will constitute a violation of, or a default under, any covenant, restriction or provision contained therein with respect to financial ratios or tests or any aspect of the financial condition or results of operations of the company or any of its subsidiaries.

      We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons
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Newcastle Investment Corp.
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whose consent is required under Section 7 of the Act or the rules and regulations of the Commission. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in applicable law.

                                  Very truly yours,



                                  /s/   SKADDEN, ARPS, SLATE, MEAGHER &
                                                 FLOM LLP